UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Master Spread Acquisition and MSR Servicing Agreement

On December 30, 2013, PennyMac Financial Services, Inc. (the “Company”), through its subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into a Master Spread Acquisition and MSR Servicing Agreement (“Spread Acquisition Agreement”) with PennyMac Holdings, LLC f/k/a PennyMac Mortgage Investment Trust Holdings I, LLC (“PMH”), a wholly-owned subsidiary of PennyMac Mortgage Investment Trust.  The Spread Acquisition Agreement was approved by a committee of the Company’s board of directors comprised solely of independent members thereof.

Pursuant to the Spread Acquisition Agreement, PLS may sell to PMH, from time to time, the right to receive certain excess servicing spread arising from mortgage servicing rights acquired by PLS, in which case PLS generally would be required to service or subservice the related mortgage loans for the applicable agency or investor.  PLS currently intends to use the Spread Acquisition Agreement for the limited purpose of selling to PMH excess servicing spread relating to Ginnie Mae mortgage servicing rights that it owns or acquires.

To the extent PLS refinances any of the mortgage loans relating to the excess servicing spread acquired by PMH, the Spread Acquisition Agreement contains recapture provisions requiring that PLS transfer to PMH, at no cost, the excess servicing spread relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans.  In any month where the transferred excess servicing spread relating to such newly originated mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, the Spread Acquisition Agreement also contains provisions that require PLS to transfer additional excess servicing spread or cash in the amount of such shortfall.  Similarly, in any month where the transferred excess servicing spread relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the Spread Acquisition Agreement contains provisions that require PLS to transfer additional excess servicing spread or cash in the amount of such shortfall.  To the extent the fair market value of the aggregate excess servicing spread to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire cash to PMH in an amount equal to such fair market value in lieu of transferring such excess servicing spread.

The Spread Acquisition Agreement contains customary representations, warranties and covenants between PLS and PMH, as well as indemnities in favor of each party as a result of losses caused by certain actions or inactions of the other party.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Spread Acquisition Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 hereto.  The specific terms of each transaction under the Spread Acquisition Agreement will be subject to the terms of such agreement as modified and supplemented by the terms of a confirmation executed in connection with such transaction.  On December 30, 2013, PLS sold to PMH excess servicing spread relating to a portfolio of Ginnie Mae mortgage servicing rights, including the rights to the cash flows as of December 2, 2013, for a purchase price of approximately $76 million.  At present, there have been no other transactions under the Spread Acquisition Agreement.

Amendment to Loan and Security Agreement

On December 30, 2013, the Company, through its subsidiaries, PLS and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into an amendment to its Second Amended and Restated Loan and Security Agreement with CSFB, dated as of March 27, 2012 (the “Loan and Security Agreement”).  The amendment to the Loan and Security Agreement was approved by a committee of the Company’s board of directors comprised solely of independent members thereof.

Pursuant to the terms of the Loan and Security Agreement, CSFB made available to PLS a revolving credit facility in an amount not to exceed $117 million (the “Facility”) in order to finance certain mortgage servicing rights and receivables owned by PLS.  The principal amount of each borrowing under the Facility is based upon a percentage of the market value of the related mortgage servicing rights or receivable, as applicable, pledged by PLS.  Upon PLS’s repayment of a borrowing, PLS is required to repay CSFB the principal amount of such borrowing plus accrued interest (at a rate reflective of the current market) to the date of such repayment.  PLS also pays CSFB a fee for the structuring of the Facility, as well as certain other administrative costs and expenses in connection with CSFB’s management and ongoing administration of the Facility.

The Facility requires that PLS make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants consistent with PLS’s other credit facilities.  The mortgage servicing rights and receivables pledged under the Facility also serve as cross-collateral for PLS’s obligations under a separate mortgage loan repurchase agreement with CSFB.

The Facility also contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Facility and the liquidation by CSFB of the pledged mortgage servicing rights and receivables then securing the borrowings.  The obligations of PLS are fully guaranteed by PNMAC. The Company is a holding corporation and its sole asset is an equity interest in PNMAC.

Under the Loan and Security Agreement, PLS granted to CSFB a security interest in all of its right, title and interest in, to and under the mortgage servicing rights and receivables pledged thereunder, including all of its rights and interests in any Ginnie Mae mortgage servicing rights it owns or acquires. The pledge of the Ginnie Mae mortgage servicing rights are also subject to a separate acknowledgement agreement by and among Ginnie Mae, CSFB and PLS.

Pursuant to the terms of the amendment to the Loan and Security Agreement, CSFB consented to PLS’s sale to PMH of excess servicing spread relating to a portion of the Ginnie Mae mortgage servicing rights pledged thereunder.  As a condition of the sale, CSFB required such transfer to be subject to CSFB’s continuing lien on the excess servicing spread, the pledge and acknowledgement of which were effected pursuant to a separate Security and Subordination Agreement between CSFB and PMH.  CSFB’s lien on the excess servicing spread remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the Spread Acquisition Agreement and the terms of the acknowledgement agreement.

As amended, the Loan and Security Agreement now also provides that, to the extent PMH breaches the terms of its Security and Subordination Agreement, a “trigger event” may be deemed to exist, whereby PLS would be required to either (i) repay CSFB in full the outstanding borrowings under the Loan and Security Agreement, or (ii) repurchase the excess servicing spread from PMH at fair market value.  To the extent PLS is unable to repay the loan under the Loan and Security Agreement or repurchase the excess servicing spread, an event of default would exist under the Loan and Security Agreement.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3 to the Second Amended and Restated Loan and Security Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2 and by reference to the full text of the Second Amended and Restated Loan and Security Agreement, dated as of March 27, 2012, which was filed as Exhibit 10.22 to the Company’s Form S-1 Registration Statement as filed with the SEC on February 7, 2013, and any amendments to the Loan and Security Agreement filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the subheading Amendment to Loan and Security Agreement in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Spread Acquisition and MSR Servicing Agreement, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC, dated as of December 30, 2013.
10.2

Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of December 30, 2013, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: January 3, 2013	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Spread Acquisition and MSR Servicing Agreement, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC, dated as of December 30, 2013.
10.2

Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of December 30, 2013, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.